UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

____________________(800) 326-5789____________________
(Registrant's telephone number, including area code)

____________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)  On May 7, 2013, HickoryTech held its Annual Meeting of stockholders. As of the record date for the Annual Meeting, there were 13,658,234 shares of our common stock outstanding. At the meeting, the holders of 9,698,088 shares were represented in person or by proxy.

(b)  The following is a summary of the matters voted on at the 2013 Annual Meeting:

1.	The nominees named below were elected to the Board of Directors for three-year terms until the 2016 Annual Meeting of stockholders based upon the following votes:

Director	For	Withheld	Broker Non-Votes
James W. Bracke	4,484,218	1,085,367	4,128,503
Diane L. Dewbrey	5,155,144	414,441	4,128,503

2.	Ratification of Moss Adams LLP as the Company's independent registered public accounting firm and auditor for 2013 was approved with the following votes:

For	Against	Abstentions
9,559,201	87,269	51,618

3.	Approval of the advisory resolution on executive compensation, was as follows:

For	Against	Abstentions	Broker Non-Votes
4,895,914	368,337	305,334	4,128,503

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date:  May 8, 2013

HICKORY TECH CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer